Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, Kenneth Moelis, Chief Executive Officer of Moelis & Company (the “Company”), certifies with respect to the Quarterly Report of the Company on Form 10‑Q for the quarterly period ended June 30, 2018 (the “Report”) that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Chief Executive Officer

July 27, 2018	/s/ Kenneth Moelis
Kenneth Moelis
Chief Executive Officer